SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [ ]

   Check the appropriate box:
   [ ] Preliminary Proxy Statement     [ ]  Confidential, for Use of the
                                            Commission only (as permitted by
                                            Rule 14a-6(e) (2))
   [X] Definitive Proxy Statement
   [ ] Definitive Additional Materials
   [ ] Soliciting Material Under Rule 14a-12


                           MAXCOR FINANCIAL GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   [X]  No fee required
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        filing fee is calculated and state how it was determined):
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   [ ]  Fee paid previously with preliminary materials.
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   [ ]  Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount Previously Paid:
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

                             [GRAPHIC LOGO OMITTED]
                                     MAXCOR


                                                                  April 30, 2003



Dear Stockholder:

         You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Maxcor Financial Group Inc. (the "Company"), to be held at the Company's New York City offices at One Seaport Plaza, 19th Floor, on Thursday, June 5, 2003, at 10:00 A.M. local time.

         At the Meeting, you will be asked to elect a class of directors and to ratify the appointment of independent accountants for 2003. Whether or not you expect to attend the Meeting, please sign and date the enclosed proxy card and return it in the accompanying postage-paid return envelope as promptly as possible. This will not prevent you from voting by ballot or changing your proxy should you attend the Meeting and wish to vote in person or simply wish to change your vote.

         Also, please mark the appropriate space on the proxy card if you plan to attend the Meeting in person, so that we can make appropriate arrangements with security at One Seaport Plaza for your attendance.

         On behalf of the Board of Directors and management of Maxcor Financial Group Inc., we thank you for your continued support of and confidence in the Company.


                                       Sincerely,


                                       /s/ GILBERT D. SCHARF
                                       ---------------------
                                       Gilbert D. Scharf
                                       Chairman, President
                                       and CEO


[GRAPHIC LOGO OMITTED]    M A X F
                        -----------
                        N A S D A Q
                        L I S T E D


--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT
   PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY, WHETHER OR NOT
                     YOU PLAN TO ATTEND THE ANNUAL MEETING.
--------------------------------------------------------------------------------




                           Maxcor Financial Group Inc.
      One Seaport Plaza, 19th Floor, New York, NY 10038 o Tel. 646-346-7000
                               o Fax. 646-346-6920

                           MAXCOR FINANCIAL GROUP INC.
                          One Seaport Plaza, 19th Floor
                            New York, New York 10038


                  NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

================================================================================


Time:             10:00 a.m., local time, on Thursday, June 5, 2003

Place:            Maxcor Financial Group Inc.
                  One Seaport Plaza, 19th Floor
                  New York, NY  10038

Purpose:          1.  To elect three Class I directors to serve for a three-year term until the third succeeding annual meeting of stockholders in 2006;

                  2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2003; and

                  3. To consider such other business as may properly come before the meeting or any adjournments or postponements thereof.

Who May
Vote: You may vote if you were a record owner of Maxcor Financial Group Inc. common stock at the close of business on Friday, April 25, 2003. A list of stockholders entitled to vote at the meeting will be available at the meeting, and during the ten days prior to the meeting, at the Company's New York City offices, One Seaport Plaza, 19th Floor, and will be subject to inspection during regular business hours by any stockholder.

                  You are cordially invited to attend the meeting. Your vote is important. To ensure that your shares will be represented whether or not you plan to attend the meeting, please sign, date and promptly return the enclosed proxy card in the pre-addressed stamped envelope provided.

                                       By Order of the Board of Directors,


                                       Roger E. Schwed
                                       Secretary

New York, New York
April 30, 2003

                           MAXCOR FINANCIAL GROUP INC.
                          One Seaport Plaza, 19th Floor
                            New York, New York 10038

                          ----------------------------

                                 PROXY STATEMENT

                          ----------------------------

    Questions and Answers about these Proxy Materials and the Annual Meeting
    ------------------------------------------------------------------------

Q:       Why am I receiving these materials?

A: The Board of Directors (the "Board") of Maxcor Financial Group Inc., a Delaware corporation (the "Company"), is providing these proxy materials to you in connection with the Board's solicitation of proxies for the Company's 2003 Annual Meeting of Stockholders (the "Meeting"). You are receiving these materials because you own shares of the Company's common stock, par value $.001 ("Common Stock"). As a stockholder, you are invited to attend the Meeting and are entitled to and requested to vote on the proposals described in this proxy statement and accompanying notice of meeting.

Q:       When and where is the Meeting?

A: The Meeting will take place at the Company's principal executive offices at One Seaport Plaza, 19th Floor, New York, New York, on Thursday, June 5, 2003, at 10:00 a.m. local time.

Q:       What information is contained in these materials?

A: The information included in this proxy statement and accompanying notice relates to the proposals to be voted on at the Meeting, the voting process, the compensation of the Company's executive officers and certain other required information. The Company's Annual Report on Form 10-K for the year ended December 31, 2002, which includes the Company's consolidated financial statements for the same period, and a proxy card and return envelope are also enclosed. These proxy materials are first being mailed to stockholders on or about April 30, 2003.

Q:       What proposals will be voted on at the Meeting?

A:       There are two proposals scheduled to be voted on at the Meeting:

         Proposal 1 is for the election to the Board of three Class I directors to serve for a three-year term until the third succeeding annual meeting of stockholders in 2006; and

         Proposal 2 is for the ratification of the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as the Company's independent accountants for the year ending December 31, 2003.

Q:       What is the Board's voting recommendation?

A: The Board recommends that you vote your shares "FOR" each of the nominees to the Board and "FOR" the ratification of the appointment of PricewaterhouseCoopers as the Company's independent accountants for the year ending December 31, 2003.

Q:       Which shares owned by me can be voted?

A: All shares of Common Stock owned by you as of the close of business on Friday, April 25, 2003 (the "Record Date"), may be voted by you. These shares include (1) shares that are held directly in your name as the stockholder of record and (2) shares that are held for you as the beneficial owner through a broker, bank, custodian or other nominee.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Summarized below are some of the distinctions between shares held of record and those owned beneficially.

         Stockholder of Record

         If your shares are registered directly in your name with the Company's transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Continental on behalf of the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Meeting. The Company has enclosed a proxy card for you to use.

         Beneficial Owner

         If your shares are held in a stock brokerage account or by a bank, custodian or other nominee, you are considered the beneficial owner of shares held in so-called "street name," and these proxy materials are being forwarded to you by your broker or nominee, which is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting without a signed proxy from the record holder (see "How can I vote my shares in person at the Meeting?" below). Your broker or nominee has enclosed a voting instruction card for you to fill out and return in order to direct the broker or nominee how to vote your shares (the card may also describe how you can alternatively instruct the broker or nominee by telephone or using the Internet). If, as a beneficial owner, you fail to provide voting instructions with respect to some or all of your shares, the rules that govern brokers who are the record holders of street name shares permit such brokers to vote such shares in their discretion with respect to what are considered to be routine matters, such as the election of directors, but not with respect to non-routine matters, such as proxy contests, merger proposals and other matters affecting the rights and privileges of a company's securities. Each of the two proposals set forth herein and to be voted on at the Meeting is considered, for these purposes, to be routine. Accordingly, in the absence of instructions or withheld authority from the beneficial owner, street name shares may be voted with respect to each such proposal in the discretion of the broker or other nominee who is the record holder (although if any other matter were properly to come before the Meeting, the nature of such matter would determine whether the broker or nominee has such discretion).

Q:       How can I vote my shares in person at the Meeting?

A: If you are a stockholder of record at the close of business on April 25, 2003, and plan to attend the Meeting and vote in person, the Company will give you a ballot when you arrive. Shares held directly in your name as the stockholder of record may be voted in person at the Meeting. If you plan on so voting, please bring proof of identification. Shares held in street name may be voted in person by you at the Meeting only if you obtain and bring with you a signed proxy from the record holder giving you the right to vote the shares. Even if you currently plan to attend the Meeting, we recommend that you also submit your proxy as described below in "How can I vote my shares without attending the Meeting?" so that your vote will be counted if you later decide not to attend the Meeting.

Q:       How can I vote my shares without attending the Meeting?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Meeting. If you are a stockholder of record, you may vote by filling out and signing the enclosed proxy card and returning it in the enclosed pre-stamped envelope. If your shares are held in street name, you may vote by submitting voting instructions to your broker or nominee using the voting instruction card and return envelope included with these materials by your broker or nominee. Alternatively, most voting instruction cards also describe how you can instruct your broker or nominee by telephone or using the Internet. Regardless of how your shares are held, if you provide specific voting instructions, your shares will be voted as you instruct. If you sign a proxy but do not provide instructions, your shares will be voted as described below in "How are votes counted?"

Q:       How are votes counted?

A: In Proposal 1, the election of directors, you may vote (1) "FOR ALL" with respect to the nominees, which means you are casting a vote in favor of each nominee, (2) "WITHHOLD ALL" with respect to the nominees, which means you are withholding your vote from each nominee, or (3) "FOR ALL EXCEPT" with respect to the nominees, which means you are casting a vote in favor of each nominee other than any nominee's name that you fill in on the provided blank line. In Proposal 2, the ratification of appointment of independent accountants, you may vote "FOR," "AGAINST" or "ABSTAIN."

         If you simply sign your proxy card or broker voting instruction card, without indicating your vote or providing any instructions, your shares will be voted in accordance with the recommendations of the Board with respect to the proposals described herein ("FOR ALL" of the Company's nominees to the Board, and "FOR" the ratification of the appointment of PricewaterhouseCoopers as the Company's independent accountants) and in the discretion of the proxy holders on any other matters that properly come before the Meeting. If you hold shares in street name and fail to respond to the voting instruction card of your broker or other nominee, under applicable rules your shares may be voted in the discretion of such broker or nominee with respect to each of the two proposals set forth herein (although if any other matter were properly to come before the Meeting, the nature of such matter would determine whether the broker or nominee has such discretion). At this time, the Board is not aware of any matters that will come before the Meeting other than the two proposals described herein.

Q:       Can I change my vote?

A: You may change your proxy instructions at any time prior to the vote at the Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the Meeting and voting in person. Attendance at the Meeting, however, will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you must accomplish a change in your vote by submitting new voting instructions to your broker or nominee who, in turn, must timely submit your revised proxy prior to the vote at the Meeting.

Q:       How many shares in total are entitled to vote?

A: At the close of business on the Record Date, 7,058,760 shares of Common Stock were outstanding and entitled to vote at the Meeting. On all matters to be voted upon at the Meeting, holders of shares of Common Stock vote as a single class with each record holder entitled to one vote per share. Stockholders do not have cumulative voting rights with respect to the election of directors.

Q:       What is the quorum requirement for the Meeting?

A: The quorum requirement for holding the Meeting and transacting business is the presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting, or 3,529,381 shares.

Q:       What is the voting requirement to approve each of the proposals?

A: Directors will be elected (Proposal 1) if they receive a plurality of the votes cast at the Meeting, meaning that the three nominees for director who receive the greatest number of "FOR" votes are elected. Proposal 2, the ratification of the appointment of PricewaterhouseCoopers as the Company's independent accountants, will be approved if it receives the affirmative vote of the majority of the shares present and entitled to vote at the Meeting.

Q:       What if I abstain or withhold authority to vote on a proposal?

A: If you sign and return your proxy card marked "withhold" (in the case of Proposal 1) or "abstain" (in the case of Proposal 2), or provide such instructions to your broker or nominee with respect to any shares you hold in street name, then your shares will not be voted on that proposal. However, your shares will be counted for determining whether a quorum is present. Because Proposal 1 involves three nominees being considered for three positions and is determined by a plurality of the votes cast at the Meeting, withholding authority for any nominee essentially has no effect on the result. In the case of Proposal 2, however, because approval requires the affirmative vote of the majority of the shares present and entitled to vote, an abstention will have the same effect as a negative vote. So-called "broker non-votes," which occur when the broker or other nominee has not received voting instructions from the beneficial owner and is prohibited by applicable rules from exercising discretionary voting authority on a particular proposal (which is not the case with either of the proposals described herein), are counted for quorum purposes but not otherwise.

Q: What does it mean if I receive more than one proxy or voting instruction card?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:       Who will count the votes?

A: A representative of Continental Stock Transfer & Trust Company, the Company's transfer agent, will tabulate the votes and act as an inspector of election.

Q:       Where can I find the voting results of the Meeting?

A: The Company will announce the preliminary voting results at the Meeting and will publish final results not later than in its Quarterly Report on Form 10-Q for the three months ending June 30, 2003.

                              ELECTION OF DIRECTORS
                         (Proposal 1 on the proxy card)

         Article SIXTH of the Company's Restated Certificate of Incorporation provides that the number of directors shall be not less than three nor more than twelve, and empowers the Board to fix the exact number of directors and to fill any vacancies on the Board. Article SIXTH further provides that the Board shall be divided into three classes: Class I, Class II and Class III, with each class to consist, as nearly as possible, of one-third of the members of the Board. The Board has set the number of directors at nine, with three directors in each Class. The term of the Class I directors will expire at the Meeting, the term of the Class II directors will expire at the next annual meeting of stockholders in 2004 and the term of the Class III directors will expire at the second succeeding annual meeting of stockholders in 2005. Under Article SIXTH, directors elected at an annual meeting of stockholders to succeed those whose terms expire are identified as being of the same class as those directors they succeed and are elected for a term to expire at the third annual meeting of stockholders after their election.

         At the Meeting, three Class I directors will be elected to hold office for a three-year term until the third succeeding annual meeting of stockholders in 2006 or until their successors are elected and shall have been qualified. James W. Stevens, Frederick B. Whittemore and Robin A. Clark have been nominated for election as Class I directors of the Company. Each of these nominees is currently serving as a Class I director of the Company.

         Shares authorized to be voted by the proxies named in a returned proxy card will be voted "FOR" the election of Messrs. J. Stevens, F. Whittemore and
R. Clark unless authority to do so is withheld as provided in the proxy card. The nominees have consented to serve if elected and the Board has no reason to believe that the nominees will be unable to accept the office of director, but if such contingency should arise, it is the intention of the proxies named in the proxy card to vote for such person or persons as the Board may recommend.

         THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THESE THREE NOMINEES AS DIRECTORS OF THE COMPANY.

         Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Meeting is set forth below.

Nominees for Election:

Class I Directors

         James W. Stevens, 66, has been a director of the Company since its August 1996 acquisition of Euro Brokers Investment Corporation ("Euro Brokers"), when he became the designee to the Board, pursuant to the acquisition agreement, of Euro Brokers and its largest stockholder, Welsh, Carson, Anderson & Stowe, and has since been re-elected by the Company's stockholders at the Company's 1997 and 2000 annual meetings. Mr. Stevens has held various senior positions at The Prudential Insurance Company of America ("Prudential") from October 1987 through December 1994. Mr. Stevens retired from Prudential in January 1995. As an Executive Vice President of Prudential, from October 1987 to December 1994, his responsibilities included serving on the Operating Council since 1993 and serving as Chairman and Chief Executive Officer of the Prudential Asset Management Group with responsibility for global institutional money management since 1993. From April 1985 to October 1987, he was a Managing Director of Dillon Read & Co. Inc. ("Dillon Read") in its investment banking and private investment origination group. From 1974 to 1985, Mr. Stevens held several senior positions at Citicorp, including Chairman of Citicorp Venture Capital Ltd. and Group Executive of the Capital Markets Group, responsible for the Western Hemisphere merchant banking and investment management activities of Citicorp. Mr. Stevens currently serves on the boards of directors of Biogen, Inc. and Markem Corporation. Mr. Stevens received his B.A. degree from Williams College and his M.B.A. from New York University. He is Chairman of the Board's Audit Committee.

         Frederick B. Whittemore, 71, has been a director of the Company since its inception in 1994. Mr. Whittemore currently serves as a member of the boards of directors of Kos Pharmaceuticals, Inc., Southern Pacific Petroleum and Chesapeake Energy Corporation. Since 1989, Mr. Whittemore has been an Advisory Director at Morgan Stanley & Co. Incorporated ("Morgan Stanley"). Mr. Whittemore started at Morgan Stanley in 1958; he was a Partner from 1967 to 1970 and a Managing Director from 1970 until 1988. He was a senior banker in Corporate Finance, Mergers and Acquisitions and Capital Markets, and Syndicate Manager responsible for organizing and pricing all public offerings. Mr. Whittemore has also been a member of the Council of Foreign Relations since 1983 and was Chairman of the Board, Amos Tuck School of Business Administration at Dartmouth College from 1988 to June 1992. From 1977 to 1984, Mr. Whittemore was a Governor of the American Stock Exchange ("AMEX") and from 1982 to 1984 he was Vice Chairman of AMEX. Mr. Whittemore earned an A.B. degree from Dartmouth College and an M.B.A. from the Amos Tuck School of Business Administration. He is a member of the Board's Audit Committee.

         Robin A. Clark, 33, was appointed a director of the Company in January 2000. Mr. Clark is Chief Executive Officer of Euro Brokers Holdings Limited, the Company's holding corporation for its London operations, and, until February 2003, was Joint Chairman of its Euro Brokers Finacor venture. In February 2003, after Euro Brokers Holdings Limited acquired sole ownership of the venture and renamed it Euro Brokers Ltd., Mr. Clark became Chief Executive Officer of Euro Brokers Ltd. Mr. Clark joined the Company in 1994 to establish its yen derivatives business in London, and assumed management responsibility for its London operations in November 1996. Prior to joining the Company, Mr. Clark was Divisional Director at M.W. Marshalls & Co.

Directors Continuing in Office:

Class II Directors

         Keith E. Reihl, 51, has been a director of the Company since April 1997, and Chief Operating Officer of the Company from November 2001 to date. From August 1997 to November 2001, Mr. Reihl was Chief Financial Officer of the Company. Mr. Reihl also served as Treasurer of the Company from August 1997 through November 1998. Mr. Reihl also is the Chief Operating Officer and Treasurer of Euro Brokers and a number of its subsidiaries, as well as a member of such companies' respective boards of directors. Prior to being appointed Chief Operating Officer of such companies in November 1996, Mr. Reihl had served since 1983 as the Chief Financial Officer of Euro Brokers and a number of its subsidiaries. Prior to that time, Mr. Reihl was employed for nine years by Price Waterhouse LLP, serving lastly as Senior Audit Manager. Mr. Reihl is a certified public accountant and received his B.A. degree in accounting from Elizabethtown College in 1974.

         William B. Wigton, 56, has been a director of the Company since its August 1996 acquisition of Euro Brokers. Mr. Wigton was a founding member and is a Senior Managing Partner of Merrion Group, LLC, a broker-dealer since its inception in 1989. He is also a managing director of and investor in Merrion Investors, LLC, a private investment fund, and a managing director of Merrion Partners, L.P. From 1996 to 1997 he served as a director of Munn, Bernhard & Associates, a registered investment adviser. Mr. Wigton is also a director and shareholder in Traquair Corp. From 1981 to 1989, Mr. Wigton was employed at Lazard Freres & Co. and was a general partner from 1987 to 1989, with responsibility for corporate bond sales. From 1979 to 1981, Mr. Wigton was a Senior Vice President at Dillon Read. Prior thereto, he was associated from 1975 to 1979 with Morgan Stanley and from 1970 to 1975 with Morgan Guaranty Trust Company. Mr. Wigton received his B.A. degree from Lynchburg College. He is a member of the Board's Compensation Committee.

         Oscar M. Lewisohn, 64, was appointed a director of the Company in January 2000. Mr. Lewisohn is currently Chairman of Soditic Limited, the London subsidiary of the Soditic Group, a European investment banking group with other offices in Geneva, Milan and Jersey, Channel Islands. In Switzerland, Mr. Lewisohn is a director of the HSBC Republic Bank (Suisse) S.A., Geneva. Mr. Lewisohn was formerly a Deputy Chairman of S.G. Warburg & Co. Ltd. in London from 1987 to 1994, and a director of the S.G. Warburg Group plc from 1985 to 1995. Mr. Lewisohn is a Life Governor of the Imperial Cancer Research Fund, London, and a member of the President's Committee of the Memorial Sloan Kettering Cancer Center, New York. He became a member of the Board's Audit Committee in November 2000.

Class III Directors

         Gilbert D. Scharf, 54, has been Chairman of the Board, President and Chief Executive Officer of the Company since its inception in 1994. Since April 1993, Mr. Scharf has been a director and Secretary of Niagara Corporation, a holding company with operating subsidiaries in the business of manufacturing cold drawn steel bars ("Niagara"). From 1985 to January 1989, Mr. Scharf was a Managing Director of Lazard Brothers & Co. Ltd. in London, where he was responsible for establishing and managing capital market activities. From 1983 to 1985, Mr. Scharf was the General Partner of Mendez, Scharf & Co., a private investment partnership. From 1978 to 1983, Mr. Scharf was a Managing Director at Morgan Stanley, where he managed all corporate and international bond trading and new issue commitments and the money market department, and was co-chairman of the risk management committee. Upon consummation of the Company's August 1996 acquisition of Euro Brokers, Mr. Scharf became the Vice-Chairman of Euro Brokers and is currently the Chairman, President and Chief Executive Officer of Euro Brokers, as well as of a number of its subsidiaries. Mr. Scharf earned a B.A. degree from Duke University. He is Chairman of the Board's Executive Committee.

         Michael J. Scharf, 60, has been a director of the Company since its inception in 1994 and, until August 1997, was also Vice President, Secretary and Treasurer of the Company. Since April 1993, Mr. Scharf has been the Chairman of the Board, President and Chief Executive Officer of Niagara. From October 1983 to August 1989, Mr. Scharf was the Chairman and Chief Executive Officer of Edgcomb Steel of New England, Inc. and its successor corporation, Edgcomb Corporation, which was, from 1984 to 1989, one of the largest independent metals service center and distribution companies in the United States. Edgcomb Corporation was sold in 1989 to a company controlled by The Blackstone Group. From 1989 (when Edgcomb was sold) until 1993 (when Niagara was founded), Mr. Scharf managed his personal investments. Mr. Scharf received an A.B. degree from Princeton University and an M.B.A. from Harvard Business School. He is a member of the Board's Executive Committee.

         Larry S. Kopp, 60, has been a director of the Company since its inception in 1994 and is currently a private investor and a Managing Member of Globe Capital Managers, LLC, a private investment vehicle. From November 1992 through June 1999, Mr. Kopp was a Managing Director of Frank Russell and Company, a pension consulting firm that was acquired by The Northwestern Mutual Life Insurance Company in 1999. From 1978 to November 1992, Mr. Kopp held several senior management positions in strategic growth areas of Citicorp, including General Manager of its bank card business and Chairman of Citicorp Insurance Services. From 1974 to 1978, Mr. Kopp was involved in venture capital transactions and was an advisor at E.M. Warburg Pincus and Company, where he served as a consultant to corporations regarding strategic planning, turnarounds, financial restructuring and sales of assets. Mr. Kopp earned B.A. and M.B.A. degrees from Stanford University. He is Chairman of the Board's Compensation Committee.

Committees, Meetings and Compensation of the Board

         During 2002, the Board met six times. The Board has standing Executive, Audit and Compensation Committees. The Executive Committee is currently comprised of Messrs. Gilbert Scharf (Chairman) and Michael Scharf, and is authorized to exercise all powers and authority of the Board, except those reserved to the Board by law, Board resolution or the Company's Restated Certificate of Incorporation or By-laws. The Executive Committee did not meet during 2002.

         The Audit Committee is comprised of Messrs. Stevens (Chairman), Whittemore and Lewisohn and is charged, among other things, with selecting the accounting firm to be appointed as independent accountants for the Company; reviewing with the Company's management and independent accountants the Company's quarterly and annual operating results; and reviewing with the Company's independent accountants the scope and results of their audit and the adequacy of the Company's internal accounting procedures and systems. In 2002, the Audit Committee met seven times.

         The Compensation Committee is comprised of Messrs. Kopp (Chairman) and Wigton and determines or recommends to the full Board the cash and non-cash compensation payable to executive officers of the Company and the stock-based or other compensation plans to be adopted by the Company. The Compensation Committee administers the Company's 1996 stock option plan (the "1996 Option Plan"), the Company's 2002 Stock Option Plan (the "2002 Option Plan") and the Company's Key Executive Incentive Bonus Plan (the "Bonus Plan"). The Compensation Committee met three times during 2002 and took action once by unanimous written consent.

         All directors attended 75% or more of the combined total meetings of the Board and Board Committees on which they served, except that Mr. Michael Scharf attended four of six Board meetings (67%).

         The non-employee members of the Board are compensated in a manner and at a rate determined from time to time by the full Board. On July 1, 2002, each non-employee member of the Board (Messrs. Stevens, Whittemore, Kopp, Wigton, Lewisohn and M. Scharf) received a grant of 10,000 options under the 2002 Option Plan (in addition to grants made in prior fiscal years). Each grant is exercisable at $6.00 per share and vests in equal 50% increments on the dates respectively six months and twelve months after the date of grant. All non-employee directors are also compensated with an annual stipend of $10,000, payable semi-annually in arrears, plus reimbursement of reasonable expenses to attend each meeting of the Board or Committee of the Board upon which they sit.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Set forth below is certain information concerning beneficial ownership of Common Stock (i) as of the Record Date, by (x) each director and director nominee of the Company, (y) each named executive officer (see below) of the Company and (y) all executive officers and directors of the Company as a group and (ii) based on public filings made through April 25, 2003, by persons known to the Company as of such date to be the beneficial owners of 5% or more of the outstanding shares of Common Stock.


                      Beneficial Ownership of Shares of Common Stock

                                                                           Percentage
Name(1)                                      Number of Shares(2)      Beneficially Owned(3)
-------                                      -------------------      ---------------------
Gilbert D. Scharf (4)..................           1,443,682                   19.7
Michael J. Scharf (5)..................             482,817                    6.8
James W. Stevens.......................              55,000                     *
Frederick B. Whittemore................              78,335                    1.1
Larry S. Kopp..........................              81,500                    1.1
William B. Wigton......................              45,000                     *
Oscar M. Lewisohn (6)..................              45,000                     *
Keith E. Reihl ........................             377,780                    5.2
Robin A. Clark (7).....................             147,940                    2.1
Roger E. Schwed (8)....................             118,250                    1.7
Steven R. Vigliotti ...................              38,200                     *
All executive officers and directors
as a group (11 persons) ...............           2,913,004                   36.6

---------------
* Less than 1%

(1) The address of each stockholder is c/o Maxcor Financial Group Inc., One Seaport Plaza, 19th Floor, New York, New York 10038.

(2) Includes shares of Common Stock issuable upon exercise of stock options held by each stockholder that are currently exercisable or exercisable within 60 days ("Exercisable Options"). Beneficial ownership of Exercisable Options is as follows: James W. Stevens - 45,000; Frederick B. Whittemore - 45,000; Larry S. Kopp - 45,000; William B. Wigton - 45,000; Michael J. Scharf - 35,000; Oscar M. Lewisohn - 25,000; Gilbert D. Scharf
      - 262,500; Keith E. Reihl - 185,000; Robin A. Clark - 98,750; Roger E.
      Schwed - 96,250; Steven R. Vigliotti - 25,000; and all executive officers and directors as a group - 907,500.

(3) Based on 7,058,760 shares of Common Stock outstanding as of the Record Date, plus shares of Common Stock issuable upon exercise of Exercisable Options held by the stockholder (but not by any other stockholders).

(4) Includes 1,004,976 shares of Common Stock that are held in the Gilbert D. Scharf Living Trust, of which Mr. G. Scharf is the sole trustee.

(5) Includes 3,733 shares of Common Stock that are held in the Michael J. Scharf 1987 Grantor Income Trust, of which Mr. M. Scharf is a trustee, and 9,500 shares of Common Stock that are held in the Scharf Family 1989 Trust, of which Mr. M. Scharf is a trustee.

(6) Mr. Lewisohn is a settlor, but neither a trustee nor a beneficiary, of a trust established for the benefit of certain immediate family members who do not share his household. Mr. Lewisohn does not retain any power to revoke the trust. As of the Record Date, the trust held 69,143 shares of Common Stock. Mr. Lewisohn disclaims beneficial ownership of, and any pecuniary interest in, such shares.

(7) Includes 36,130 shares of Common Stock that are held in Mr. Clark's self-investing pension account.

(8) Includes 15,500 shares of Common Stock jointly owned with Mr. Schwed's spouse, and 2,500 shares held in custodial accounts, for which Mr. Schwed is the custodian, for two minor sons.

Certain Relationships and Transactions

         Gilbert D. Scharf and Michael J. Scharf are brothers. There are no other family relationships among the Company's directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer.

         In April 2002, a subsidiary of the Company provided Robin A. Clark with a (pound)120,000 advance on his anticipated future compensation. By February 2003, the advance had been fully recouped out of such compensation. The advance did not bear interest and was repayable upon demand to the extent not recouped.

         The law firm of Loeb & Loeb LLP provided legal services to the Company in 2002 and is continuing to provide legal services to the Company in 2003. Roger E. Schwed's brother is a partner at Loeb & Loeb. The fees for services rendered by Loeb & Loeb from January 1, 2002 through March 31, 2003 approximate $175,000.

         In January 2003, the Company repurchased 100,000 of its outstanding shares in a block transaction from Ritchie Capital Management, L.L.C., at the time a beneficial owner of more than 5% of the Common Stock. The shares were purchased at $7.50 per share, which was equal to the then current market value of the Common Stock. The Company is aware that, as of the Record Date, Ritchie Capital Management was no longer a beneficial owner of more than 5% of the Common Stock.


                        EXECUTIVE OFFICERS OF THE COMPANY

         Set forth below is certain information with respect to each of the executive officers of the Company who is not also a director or director nominee of the Company.

         Roger E. Schwed, 45, has been General Counsel of the Company since October 1996, Executive Vice President of the Company since November 2001 and Secretary of the Company since August 1997. From October 1996 to November 2001, Mr. Schwed was Vice President of the Company. Mr. Schwed is also Executive Vice President, General Counsel and Secretary of Euro Brokers and Executive Vice President and Secretary of a number of Euro Brokers' subsidiaries. Prior to joining the Company, from March 1995 to September 1996, Mr. Schwed was Counsel at the law firm Skadden, Arps, Slate, Meagher & Flom LLP in New York, and, from October 1987 to February 1995, an attorney at the law firm Cleary, Gottlieb, Steen & Hamilton. Mr. Schwed received an A.B. degree from Princeton University in 1979 and a J.D. degree from Columbia University School of Law in 1986.

         Steven R. Vigliotti, 35, has been Chief Financial Officer of the Company since November 2001 and Treasurer of the Company since December 1998. He has also been Chief Financial Officer of Euro Brokers since May 1998 and Chief Financial Officer of a number of Euro Brokers' subsidiaries since July 1998. Prior to joining Euro Brokers, Mr. Vigliotti was employed by the accounting firm of BDO Seidman, LLP for approximately seven years, lastly as an Audit Partner in the firm's financial services group. Mr. Vigliotti is a certified public accountant and received his B.B.A. degree in accounting from Hofstra University in 1990.

                       COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

         The following table summarizes compensation paid by the Company and its subsidiaries, during each of the last three fiscal years, to its Chief Executive Officer and its four remaining most highly compensated executive officers as of December 31, 2002 (collectively, the "Named Executive Officers").

                     Summary Compensation Table and Long-Term Compensation Awards

                                                                      Long Term
                                       Annual Compensation(1)       Compensation
                                       ----------------------       ------------
         Name and            Fiscal                             Securities Underlying     All Other
    Principal Position        Year      Salary        Bonus     Options (# of shares)   Compensation(2)
    ------------------        ----      ------        -----     ---------------------   ---------------
Gilbert D. Scharf,            2002    $  450,000   $1,100,000          25,000               $17,680
  Chairman of the             2001       443,750    1,000,000          30,000                 3,301
  Board, President            2000       425,000      250,000          40,000                 3,325
  and Chief Executive
  Officer

Keith E. Reihl,               2002    $  300,000   $  700,000          15,000               $12,490
  Chief Operating Officer     2001       293,750      590,000          20,000                 6,637
                              2000       275,000      175,000          40,000                 6,664

Robin A. Clark,               2002    $  516,295   $  621,143          15,000               $ 2,001
  Chief Executive Officer     2001       431,850      482,233          25,000                 1,861
  of Euro Brokers' London     2000       447,980      291,020          30,000                   364
  Operations (3)

Roger E. Schwed,              2002    $  250,000   $  500,000          10,000               $ 6,312
  Executive Vice President    2001       250,000      425,000          15,000                 2,479
  and General Counsel         2000       250,000      200,000          30,000                 2,506

Steven R. Vigliotti,          2002    $  200,000   $  500,000          25,000               $ 3,275
  Chief Financial Officer     2001       191,667      400,000          30,000                 1,933
                              2000       150,000      135,000          10,000                 1,960

(1) Certain perquisites and other personal benefits that aggregate in each case to less than the lesser of either $50,000 or 10% of the Named Executive Officer's annual salary and bonus have been omitted from annual compensation pursuant to item 402(b)(2)(iii)(C)(1) of Regulation S-K.

(2) Amounts for each of Messrs. Scharf, Reihl and Schwed include annual premiums ranging from $597 to $1,495 paid by Euro Brokers Inc. on travel accident insurance policies providing coverage of $2.5 million for Mr. Scharf and $1 million for each of Messrs. Reihl and Schwed. Amounts for Mr. Reihl also include an annual premium of $4,158 paid by Euro Brokers Inc. on a long-term disability policy currently providing for, in the event of disability, monthly payments for life of $7,200. Amounts for all Named Executive Officers, other than Mr. Clark, also include (x) $1,000 contributions annually made by Euro Brokers Inc. to the Euro Brokers Inc. 401(k) Savings Plan, (y) annual premiums of $960 paid by Euro Brokers Inc. on life insurance policies providing coverage for such officers of two times current total annual earnings (base salary plus trailing twelve months of bonuses), up to a maximum coverage of $500,000 and (z) annual premiums in 2002 ranging from $1,315 to $14,225 paid by Euro Brokers Inc. on term life insurance policies providing coverage of $5 million for Mr. Scharf and $2 million for each of Messrs. Reihl, Schwed and Vigliotti. Amounts for Mr. Clark are comprised of pro rated annual premiums of $376 paid by Euro Brokers' London operations on a group life insurance policy providing coverage for Mr. Clark of four times his base salary, up to a maximum coverage in 2002 of (pound)381,600 and annual premiums in 2001 and 2002 of $1,625 paid by Euro Brokers' London operations on a private health insurance policy providing coverage for Mr. Clark.

(3) All amounts for Mr. Clark reflect the U.S. dollar equivalent of amounts actually paid in British pounds sterling, using average U.S. dollar/pounds sterling exchange rates of 1.5886, 1.4395 and 1.5118 for 2002, 2001 and 2000, respectively. In May 1998, in connection with the commencement of a prior employment agreement, Mr. Clark also received an advance from a U.S. affiliate of (pound)120,000, equivalent to (pound)200,000 on a gross basis, to be deemed earned at the end of two years under certain conditions, including Mr. Clark remaining continuously employed under the employment agreement during such period. Accordingly, for purposes of the table above, (pound)33,333, representing the applicable pro-rated earned portion of the gross advance, has been included in Mr. Clark's salary for 2000.


Stock Option Grants in Last Fiscal Year

         The following table sets forth certain information concerning grants of stock options made during the fiscal year ended December 31, 2002 to each of the Named Executive Officers.

                                                                               Potential Realizable Value
                                                                                at Assumed Annual Rates
                       Number of     Percentage of                                   of Stock Price
                      Securities     Total Options                  Option          Appreciation for
                      Underlying      Granted to      Exercise       Term          Option Term (3)(4)
                        Options      Employees in     Price Per   Expiration       ------------------
       Name           Granted (1)   Fiscal Year (2)     Share        Date          5%            10%
       ----           -----------   ---------------     -----        ----      -------------------------
Gilbert D. Scharf       25,000            5.9          $ 6.00       6/30/12    $ 88,633.06   $229,983.27

Keith E. Reihl          15,000            3.5            6.00       6/30/12      53,179.84    137,989.96

Robin A. Clark          15,000            3.5            6.00       6/30/12      53,179.84    137,989.96

Roger E. Schwed         10,000            2.3            6.00       6/30/12      35,453.23     91,993.31

Steven R. Vigliotti     25,000            5.9            6.00       6/30/12      88,633.06    229,983.27


(1) Grant is under the 2002 Option Plan to acquire shares of Common Stock. Grant was made on July 1, 2002, vests in equal 25% increments on each of the first through fourth anniversaries of the date of grant and expires on June 30, 2012. Each option under the grant has an exercise price of $6.00, which was above the fair market value of the shares, as defined in the 2002 Option Plan, of $5.86 (i.e., the average of the closing bid and asked price for the shares for the last trading date preceding the option grant date). All grants are non-qualified stock options. Upon the occurrence of a "Change in Control" (as defined in the 2002 Option Plan), any options not then exercisable will become immediately exercisable.

(2) Percentages calculated using a denominator of 426,250, representing the total amount of new options granted to employees and directors in 2002, not including 500,000 stock purchase warrants granted to employees (none of whom was a Named Executive Officer) under a newly established warrant program to provide inducements and incentives in connection with the formation of a new leveraged finance department (see "Warrant Program" below).

(3) These amounts reflect the difference obtained by subtracting (i) the product of the option's exercise price per share ($6.00) and the total number of shares of Common Stock underlying the option from (ii) the stated rate of interest (5% or 10%) applied, on an annually compounded basis over the term of the option, to the product of the fair market value of the shares, as defined in the 2002 Option Plan, as of the date of the option grant ($5.86), and the total number of shares of Common Stock underlying the option.

(4) These amounts represent certain assumed rates of appreciation only, in accordance with disclosure rules of the Securities and Exchange Commission (the "SEC"). Actual gains, if any, on stock option exercises are dependent upon the future market performance of the Common Stock and the date(s) on which the options are exercised, and may be significantly greater or less than the amounts reflected in the table.


Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

         The following table sets forth, for each Named Executive Officer, (i) information on stock option exercises made by such Named Executive Officer during the fiscal year ended December 31, 2002, (ii) the number of shares of Common Stock underlying the total number of options held by such Named Executive Officer at the Company's December 31, 2002 fiscal-year end, with those options that were then exercisable and those that were then unexercisable separately identified, and (iii) based on the difference between the exercise price of stock options held by such Named Executive Officer and the closing sale price for the Common Stock of $6.51 per share on December 31, 2002, the value of unexercised "in-the-money" stock options held by such Named Executive Officer as of December 31, 2002, with those options that were then exercisable and those that were then unexercisable separately identified.


                                                 Number of Securities
                      Number of                 Underlying Unexercised         Value of Unexercised
                        Shares                          Options                In-the-Money Options
                       Acquired                 at 2002 Fiscal Year-End       at 2002 Fiscal Year-End
                         upon       Value       -----------------------       -----------------------
Name                   Exercise   Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
----                   --------   --------   -----------   -------------   -----------   -------------

Gilbert D. Scharf         0          $0        252,500        67,500      $1,109,325.00  $  169,725.00

Keith E. Reihl            0           0        175,000        50,000         772,050.00     138,300.00

Robin A. Clark            0           0         91,250        48,750         396,137.50     131,962.50

Roger E. Schwed           0           0         88,750        36,250         387,362.50     103,087.50

Steven R. Vigliotti       0           0         22,500        52,500          90,925.00     111,225.00


Employment Agreements

         Each of the Named Executive Officers, other than Mr. Clark, is subject to an employment agreement with the Company. Mr. Clark's employment agreement is with Euro Brokers Finacor Limited, the Company's London subsidiary (now Euro Brokers Ltd.). Mr. Clark also is party to a change in control severance agreement with the Company. The terms of these agreements are described below.

          Each of Mr. Scharf's and Mr. Reihl's agreements provide for terms that respectively initially end on August 16, 2006 and August 14, 2006. On the date that is one year prior to such initial expiration, and on each successive anniversary thereafter, the term of the agreements automatically extend for one additional year unless either party gives notice of non-renewal on or prior to such date or anniversary. The agreements provide Mr. Scharf and Mr. Reihl with minimum annual base salaries of $450,000 and $300,000, respectively, as from time-to-time reviewed and increased by the Board. Each agreement provides for semi-annual bonuses to be determined in the discretion of the Board or in accordance with any incentive plan adopted by the Company or a subsidiary, for reimbursement of the executive's reasonable business expenses and for participation in current and future employee benefit plans. If the executive's employment is terminated by death, by the Company for "Cause" (as defined in such agreements) or by the executive other than for "Good Reason" (as defined in such agreements), he will be entitled to no further payments under his agreement. If the executive's employment is terminated for "Disability" (as defined in such agreements), he will be entitled to an additional six months of base salary, followed by such benefits as are provided under any applicable disability plan. If the executive's employment is terminated by the Company without Cause or by the executive for Good Reason, the executive will be entitled to (i) continuation of base salary to the end of the contract term or, if longer, for one year (a "Salary Continuation Period"), (ii) continuation of coverage under all health, medical and life insurance benefit plans for the longer of one year and the remainder of the contract term or, if earlier, until the executive is re-employed and is entitled to similar benefits from his new employer, and (iii) treatment as an employee to the end of the contract term for purposes of vesting of stock awards and other contingent incentive plans. Under the agreements, the executive is subject to certain confidentiality obligations and, if the executive's employment is terminated by the Company for Cause or by the executive other than for Good Reason, during the one-year period following any such termination (the "Non-Compete Period"), is obliged at the Company's request not to engage in certain competitive businesses (in consideration of the Company continuing to pay the executive at a rate equal to his base salary). In addition, for up to the first year of any Salary Continuation Period, the executive is obliged not to solicit employees of the employer (or its subsidiaries) to work in such competitive businesses and not to solicit customers of the employer (or its subsidiaries) for such competitive businesses. The agreements also provide for the indemnification of the executive, to the full extent permitted by law, for liabilities and expenses incurred in the performance of his duties, and, if the executive substantially prevails with respect to a preponderance of the matters at issue, for the reimbursement of legal fees and expenses incurred in contesting a termination or enforcing a right under his agreement.

         Both Mr. Scharf's and Mr. Reihl's employment agreements have certain provisions triggered in the event that there is a "Change in Control" (as defined in such agreements) with respect to the Company. Following a Change in Control, (i) the contract term is automatically extended, if necessary, so as to continue in effect for a minimum of twenty-four months, (ii) if the executive's employment is terminated by the Company without Cause or by the executive for Good Reason, the executive is entitled to (x) a lump sum payment equal to three times the sum of (1) his base salary prior to the Change in Control and (2) the greater of (A) his annualized bonus (determined in accordance with the agreements) or (B) $550,000, in the case of Mr. Scharf, or $400,000, in the case of Mr. Reihl, with such payment to be grossed up by the Company for any federal excise tax applied to it (and for any federal, state or local taxes applied to such gross-up), (y) continuation of his health, medical and life insurance benefit plan coverage for the duration of his life, and (z) reimbursement of legal fees and expenses as they are incurred in contesting a termination or enforcing a right under his agreement in good faith, (iii) if a good faith dispute as to termination exists, the executive continues to receive his full compensation and benefits during the period of the dispute, and (iv) if the executive's employment is terminated by the executive for Good Reason, the executive is obligated to observe a Non-Compete Period of six months.

         Mr. Schwed's employment agreement is similar to the ones described above, except that (i) it has an initial termination date of October 1, 2006,
(ii) it provides for a minimum annual base salary of $250,000, (iii) it provides for a minimum annual bonus of $100,000, (iv) it permits unilateral termination of employment by the executive upon 60 days prior written notice, (v) the continuation of base salary and minimum bonus after a termination by the Company without Cause or by the executive for Good Reason will terminate to the extent the executive is re-employed and is entitled to similar base salary and minimum bonus from his new employer, (vi) the Non-Compete Period is six months and (vii) if, following a Change in Control, the executive's employment is terminated by the Company without Cause or by the executive for Good Reason, (x) the lump sum payment to which the executive becomes entitled is calculated as two times the sum of (1) his base salary prior to the Change in Control and (2) the greater of his annualized bonus (determined in accordance with the agreement) or $250,000, without any gross-up for excise taxes or otherwise, and (y) the continuation of his health, medical and life insurance benefit plan coverage is for the longer of two years and the remainder of the contract term.

         Mr. Vigliotti's employment agreement is similar to that of Mr. Schwed, except that (i) it has an initial termination date of March 31, 2006, (ii) it provides for a minimum annual base salary of $200,000, (iii) it has no minimum annual bonus or unilateral termination provisions and (iv) if, following a Change in Control, the executive's employment is terminated by the Company without Cause or by the executive for Good Reason, the lump sum payment to which the executive becomes entitled is calculated as two times the sum of (x) his base salary prior to the Change in Control and (y) the greater of his annualized bonus (determined in accordance with the agreement) or $300,000.

         Mr. Clark's employment agreement is with Euro Brokers Finacor Limited (now Euro Brokers Ltd.) and has a contract term that initially ends on September 30, 2006, subject to automatically continuing past such termination date unless and until either party gives the other not less than six months prior written notice of termination expiring on or after such termination date. Under the agreement, the executive's base salary, as of October 1, 2002, increased to (pound)400,000 (previously, it had been (pound)300,000), and he is entitled to be considered for discretionary semi-annual bonuses. The executive's employment agreement provides for certain confidentiality obligations, a non-competition period lasting for twelve months (commencing upon the earlier of the date a termination notice is given and the date the executive's employment is terminated) or, if the contract term has less than one year remaining, lasting for the longer of such remaining term and six months, with respect to not engaging in certain competitive businesses or soliciting clients of the employer, and a one-year period (commencing upon the same date) with respect to non-solicitation of employees.

         In the event of a Change in Control (as defined in the employment agreement) at a level below the Company, Mr. Clark may in certain circumstances terminate the employment agreement upon four months prior written notice. In addition, under his change in control severance agreement with the Company, if, following a Change in Control (as defined in the severance agreement) at the Company level the executive's employment is terminated by Euro Brokers Ltd. without Cause or by the executive for Good Reason (as such terms are defined in the severance agreement), the executive is entitled to (x) a lump sum payment equal to two times the sum of (1) his base salary prior to the Change in Control and (2) the greater of his annualized bonus (determined in accordance with the severance agreement) or (pound)450,000, without any gross-up for excise taxes or otherwise, (y) continuation of his health, medical and life insurance benefit plan coverage for the longer of two years and the remainder of the contract term, and (z) reimbursement of legal fees and expenses as they are incurred in contesting a termination of his employment or enforcing a right under his severance agreement in good faith. In addition, if such termination was by the executive for Good Reason, the executive is obligated to observe a Non-Compete Period of six months.

                               EQUITY COMPENSATION PLAN INFORMATION
                                      AS OF DECEMBER 31, 2002


                                                                            Number of securities
                         Number of securities                             remaining available for
                             to be issued          Weighted-average        future issuance under
                           upon exercise of       exercise price of      equity compensation plans
                         outstanding options,    outstanding options,      (excluding securities
Plan Category            warrants and rights     warrants and rights     reflected in column (a))
-------------            -------------------     -------------------     ------------------------
Equity compensation
plans approved by
security holders             1,700,000(1)               $3.14                   1,252,500(2)

Equity compensation
plans not approved by
security holders               500,000(3)               $5.875                    500,000

(1) Includes 1,430,000 securities to be issued upon exercise of outstanding options under the 1996 Option Plan and 270,000 securities to be issued upon exercise of outstanding options under the 2002 Option Plan.

(2) Includes 22,500 securities remaining available for future issuance under the 1996 Option Plan and 1,230,000 securities remaining available for future issuance under the 2002 Option Plan.

(3) Includes securities to be issued upon exercise of outstanding common stock purchase warrants granted under a newly established warrant program. The material terms of this program are described below.

Warrant Program

         During 2002, the Company established a warrant program to provide inducements and incentives to employees and new hires of its newly-formed leveraged finance department. On April 19, 2002, 500,000 warrants were granted under this program to employees of the department, with 50% of the warrants vesting on the second anniversary of the grant date and 25% vesting on each of the third and fourth anniversaries. Each warrant is exercisable for one share of Common Stock at $5.875, the fair market value (as defined under the warrant program) of the Common Stock as of the grant date. The warrant program provides for the granting of up to an additional 500,000 warrants upon the achievement of specific performance goals (no additional grants are possible prior to January 1, 2004). Any additional warrants granted will have the same four-year vesting schedule from the grant date and an exercise price equal to the higher of the book value per share or the fair market value per share (as defined under the warrant program) of the Common Stock as of the grant date.

                                PERFORMANCE GRAPH

         The following graph compares the cumulative total return of the Common Stock with the cumulative total return of (i) the Standard & Poor's SmallCap 600 Index (the "S&P SmallCap 600 Index") and (ii) an industry peer group index comprised of four publicly traded financial companies that are, or have a subsidiary that is, an inter-dealer broker (the "Peer Group Index"). The companies comprising the Peer Group Index are ICAP plc and Trio Holdings PLC (both U.K. traded), CIE Financiere Tradition (Swiss traded) and eSpeed (Nasdaq:
ESPD).

         The graph assumes that $100 was invested on December 31, 1997 in shares of Common Stock, stocks comprising the S&P SmallCap 600 Index, and stocks comprising the Peer Group Index, and the reinvestment of all dividends. The returns of each company within the peer group have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.

                          TOTAL STOCKHOLDER RETURNS(1)
                                [CHART OMITTED]


(1) The comparisons in the performance graph above (and the table below) are set forth in response to SEC disclosure requirements, and therefore are not intended to forecast or be indicative of future performance of the Common Stock (or of any of the indices or the companies comprising them).


---------------------------------------------------------------------------------------------------
                               12/31/97    12/31/98    12/31/99    12/31/00    12/31/01    12/31/02
                               --------    --------    --------    --------    --------    --------

Maxcor Financial Group Inc.     100.00       57.79       95.57       36.67      191.32      231.51

S&P SmallCap 600 Index          100.00       98.69      110.94      124.03      132.13      112.80

Peer Group Index                100.00      111.55      121.59      120.40      231.88      313.49
---------------------------------------------------------------------------------------------------

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of the Board is comprised of Messrs. Larry
S. Kopp (Chairman) and William B. Wigton, each of whom is an independent outside director and a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). There are no "interlocks," as defined by the SEC with respect to any director who serves or for any part of fiscal year 2002 served as a member of the Compensation Committee.

General

         The Compensation Committee is responsible for determining the compensation of the Company's executive officers, including the Chief Executive Officer and the other Named Executive Officers, and also is charged with administering the 1996 Option Plan, the 2002 Option Plan and the Bonus Plan. The Committee is also charged with reviewing the Company's existing compensation and benefit plans and programs with the goal of revising existing and/or adding new plans and programs, if and to the extent necessary, in order to enhance the Company's long-term profitability by attracting, motivating and retaining high-quality executives and aligning their individual interests with the long-term interests of the Company and its stockholders.

         Currently, the Compensation Committee's objectives are implemented through compensation packages for executive officers comprised of three major components - base salary, semi-annual bonuses and periodic stock-based awards under either the 1996 Option Plan or the 2002 Option Plan. For U.S.-based executive officers, semi-annual bonuses (for periods from and after July 1, 2002) are determined under the Bonus Plan. In considering and determining these components, the Committee will for the relevant compensation period, among other things, review the Company's performance, looking at factors such as its earnings per share, any increase/decrease in its book value and its financial and other performance (both compared to prior periods and other financial companies or industry competitors), review the individual executive's performance in light of his or her duties (both objectively and subjectively), compare the individual executive's compensation to comparable executives at industry competitors, and receive the recommendations of the Chief Executive Officer. The Committee also takes into account the salary and bonus provisions in existing employment agreements with certain of the Company's executives. In making compensation decisions, the Committee exercises its discretion and judgment based on the foregoing and other criteria, without applying a specific formula to determine the weight of each factor considered. The Committee also considers equity and fairness when comparing compensation packages among the Company's executives, in an effort to maintain consistency throughout the executive compensation program.

         Awards made to executive officers under the Bonus Plan are subject to the achievement of certain performance objectives and may not exceed certain maximum amounts, all as determined at the beginning of each semi-annual bonus period by the Compensation Committee in accordance with the terms of the Bonus Plan. The performance objectives permissible under the Bonus Plan relate to business and personal performance and may include earnings per share; net income; operating income; earnings before all or any of interest, taxes, depreciation and/or amortization; cash flow; return on equity; return on assets; earnings from continuing operations; cost reduction goals or levels of expenses, costs or liabilities; market share; or any increase or decrease of one or more of the foregoing over the specified bonus period. Awards may be paid in cash or in Common Stock under the 2002 Option Plan.

CEO Fiscal 2002 Compensation

         Pursuant to his employment agreement, Mr. Scharf was paid a base salary of $450,000 in 2002. With respect to the first half of fiscal year 2002, the Compensation Committee recommended, and the full Board (Mr. G. Scharf abstaining) approved, the payment of discretionary bonus compensation to Mr. Scharf totaling $550,000. With respect to the second half of fiscal year 2002, the Compensation Committee approved the payment of bonus compensation under the Bonus Plan to Mr. Scharf totaling $550,000. In determining Mr. Scharf's discretionary bonus, the Committee primarily considered the Company's continued recovery and financial performance under Mr. Scharf's leadership following the September 11th terrorist attacks. In particular, the Committee took into account the Company's strong profitability over the first half of 2002 and the resulting approximately 10% increase in book value per share. The Committee also noted the Company's achievement of commission revenue in New York higher than that achieved during the first half of fiscal 2001, notwithstanding its brokers working out of temporary headquarters with a sub-optimal infrastructure. The Committee also considered the efforts made by Mr. Scharf to improve and expand the Company's mix of businesses, including the addition of credit derivatives, leveraged finance and institutional equities departments during this period. In determining Mr. Scharf's bonus under the Bonus Plan, the Compensation Committee considered the Company's achievement of the performance objectives previously set under the Bonus Plan for the second half of fiscal year 2002, relating to the Company's level of income before taxes, the increase in book value per share of the Common Stock, the Company's increase in revenues and the increase in the share price of the Common Stock.

         With respect to non-cash compensation, the Compensation Committee determined, and the full Board (Mr. G. Scharf abstaining) approved, the grant to Mr. Scharf in July 2002 under the 2002 Option Plan of 25,000 non-qualified stock options, exercisable at $6.00 per share (in excess of the then fair market value of the Common Stock, as defined in the 2002 Option Plan, of $5.86), and vesting in equal 25% increments over four years. In making its determination, the Committee believed that providing Mr. Scharf this incentive-based compensation was appropriate given his significant successes in improving generally the performance of the Company. The Committee also took into account that grants of options to Mr. Scharf (and other executive officers of the Company) were last made in July 2001.

Tax Considerations

         Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a company of compensation in excess of $1 million paid to its chief executive officer and four remaining most highly compensated executive officers in a taxable year. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders. Compensation attributable to the 1996 Option Plan and the 2002 Option Plan has been designed to be, and should qualify as, "performance-based" under Section 162(m). Similarly, compensation attributable to the Bonus Plan should also so qualify. The Committee will continue to monitor the compensation levels potentially payable under the Company's compensation programs and take tax considerations into account, but intends to retain the flexibility necessary to provide total compensation in line with the Company's compensation philosophy and the Company's strategic goals and best interests.


                                       Compensation Committee
                                       Larry S. Kopp, Chairman
                                       William B. Wigton

                        REPORT OF THE AUDIT COMMITTEE OF
                             THE BOARD OF DIRECTORS

         The Audit Committee of the Board is comprised of three directors who are "independent" within the meaning of the Nasdaq Stock Market marketplace rules. The Committee operates under a written Charter that was originally recommended by the Committee to, and adopted by, the Board in April 2000 and last revised in April 2001. A copy of the Charter is available from the Company's Secretary upon request. The Charter is also available as an exhibit to the Company's proxy statement for its 2001 annual meeting of stockholders, which was filed with the SEC on Schedule 14A on April 30, 2001.

         In the performance of its oversight responsibilities, as described in the Charter, with respect to the Company's 2002 fiscal year, the Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2002 with the Company's management. The Committee has pre-approved certain audit and non-audit services to be provided by PricewaterhouseCoopers, the Company's independent accountants during the fiscal year 2003. The Committee has also discussed with PricewaterhouseCoopers during the 2002 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61, which includes, among other items, matters related to the conduct of the accountants' audit of the Company's financial statements.

         The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1, which relates to the accountants' independence from management and the Company, and discussed with them their independence. The Committee has also considered whether the non-audit related services provided by PricewaterhouseCoopers during the 2002 fiscal year is compatible with maintaining the accountants' independence.

         Based on the review and discussion referred to above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for the year ended December 31, 2002 be included in the Company's 2002 Annual Report on Form 10-K for filing with the SEC.


                                       Audit Committee
                                       James W. Stevens, Chairman
                                       Frederick B. Whittemore
                                       Oscar M. Lewisohn

                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS
                         (Proposal 2 on the proxy card)

         Subject to stockholder ratification, the Board, upon recommendation of the Audit Committee, has reappointed PricewaterhouseCoopers as the Company's independent accountants for the fiscal year ending December 31, 2003. PricewaterhouseCoopers has acted as the independent accountants for the Company's Euro Brokers group of subsidiaries since the organization of Euro Brokers in 1986 (and for the predecessor business of Euro Brokers prior to that time). For the fiscal year ended December 31, 2002, PricewaterhouseCoopers audited the Company's financial statements, consulted in the preparation of the Company's Annual Report on Form 10-K, reviewed the Company's Quarterly Reports on Form 10-Q and provided assistance to Company personnel on accounting, tax and related matters. As noted above, one director and executive officer of the Company, prior to his employment by the Company, was an employee of one of PricewaterhouseCoopers' predecessor businesses.

         THE BOARD RECOMMENDS THAT STOCKHOLDERS RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS. If no instructions are provided, shares authorized to be voted by the proxies named in a returned proxy card will be voted "FOR" the ratification of PricewaterhouseCoopers as the Company's independent accountants for fiscal 2003.

         Representatives of PricewaterhouseCoopers are expected to attend the Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions from stockholders.

         Audit Fees

         With respect to the fiscal year ended December 31, 2002, the aggregate fees charged the Company by PricewaterhouseCoopers for their audit of the Company's annual financial statements and for their reviews of the Company's interim financial statements were $375,200.

         Financial Information Systems Design and Implementation Fees

         During the fiscal year ended December 31, 2002, PricewaterhouseCoopers did not render any financial information systems design and implementation services to the Company.

         All Other Fees

         The aggregate fees charged the Company by PricewaterhouseCoopers for professional services rendered during the fiscal year ended December 31, 2002, other than for those services described above under the captions of "Audit Fees" and "Financial Information Systems Design and Implementation Fees," were $267,900.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's directors, officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities ("10% stockholders") to file with the SEC initial reports of ownership and changes in ownership in the Company's equity securities and to furnish the Company with copies of all such forms. Based solely on its review of the copies of such forms received by it, and written representations from certain of the reporting persons that no other reports were required, the Company believes that all such Section 16(a) filing requirements applicable to its directors, officers and 10% stockholders with respect to the Company's fiscal year ending December 31, 2002 and its prior fiscal years were complied with on a timely basis, except that (i) a Form 4 filing for July 2002 made by Gilbert D. Scharf, reporting four separate purchase transactions aggregating to 22,200 shares of Common Stock, inadvertently omitted a fifth transaction in which an additional 500 shares were purchased, and (ii) a Form 4 filing for November 2002 made by Robin A. Clark reported late a July 2002 purchase of 2,500 shares of Common Stock.

Form 10-K and Exhibits

         THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 HAS BEEN INTEGRATED WITH THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE SAME PERIOD. ACCORDINGLY, THE 2002 FORM 10-K IS BEING MAILED TO ALL STOCKHOLDERS OF RECORD AND ACCOMPANIES THIS PROXY STATEMENT. STOCKHOLDERS OF RECORD WHO SO DESIRE MAY OBTAIN COPIES OF ANY EXHIBIT TO THE FORM 10-K BY WRITING TO MAXCOR FINANCIAL GROUP INC. (ATTENTION: SECRETARY), ONE SEAPORT PLAZA, 19TH FLOOR, NEW YORK, NEW YORK 10038 AND SPECIFYING (I) THAT THEY WERE A STOCKHOLDER OF RECORD AS OF APRIL 25, 2003 AND (II) THE EXHIBIT OR EXHIBITS DESIRED. Exhibits (and the Company's other public filings) can also be retrieved over the Internet from the SEC's EDGAR archives, found at its website, www.sec.gov, or from the Company's website at www.maxf.com.

Householding of Proxy Materials

         SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you instruct otherwise. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. The Company will in any event promptly deliver upon request an additional copy of this proxy statement and/or the Company's 2002 Annual Report on Form 10-K, as applicable, to any stockholder at a shared address to which a single copy of such document was delivered (please contact the Company's Secretary at the address set forth above or by phone at 646-346-7000).

Solicitation of Proxies

         The cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail, and may be made by directors, officers and employees of the Company, personally or by telephone or telegram. Proxy cards and materials also will be distributed to beneficial owners of shares of Common Stock through brokers, custodians, nominees and other parties, and the Company expects to reimburse such parties for their reasonable charges and expenses.

Stockholder Proposals

         Recommendations for nominees to be elected to the Board and proposals of stockholders intended to be presented at the Company's next annual meeting of stockholders, to be held in 2004, must be submitted in writing to Maxcor Financial Group Inc. (to the attention of the Secretary), One Seaport Plaza, 19th Floor, New York, New York 10038. Stockholder proposals must be received by the Secretary no later than December 30, 2003 in order to be included in the Company's proxy statement and proxy card for such annual meeting.

        Pursuant to Rule 14a-4 under the Exchange Act, stockholders of the Company are advised that, in connection with the Company's annual meeting of stockholders to be held in 2004, proxies solicited on behalf of the Board may confer on the persons named as proxies therein discretionary authority to vote on any stockholder proposal presented at such meeting that has not been submitted in writing to Maxcor Financial Group Inc. (to the attention of the Secretary), One Seaport Plaza, 19th Floor, New York, New York 10038, on or prior to March 16, 2004 (the date in 2004 that is 45 days in advance of the date that this proxy statement is being released to stockholders).

Other Matters

         The Board has not received notice, and is not otherwise aware, of any other matter which is to come before the Meeting. Accordingly, if any other matter is properly presented for consideration, the persons named in the enclosed proxy card will have discretion to vote on such matter in accordance with their best judgment.

                                       By Order of the Board of Directors,


                                       Roger E. Schwed
                                       Secretary







April 30, 2003

                           MAXCOR FINANCIAL GROUP INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF MAXCOR FINANCIAL GROUP INC.
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2003

         The undersigned hereby appoints Gilbert D. Scharf, Keith E. Reihl, Steven R. Vigliotti and Roger E. Schwed, and each of them, proxies for the undersigned with full power of substitution, to vote all shares of common stock, par value $.001 per share, of Maxcor Financial Group Inc. (the "Company"), held of record by the undersigned on April 25, 2003, at the Annual Meeting of Stockholders of the Company, to be held on Thursday, June 5, 2003, at 10:00 A.M. local time, and at any and all adjournments or postponements thereof (the "Annual Meeting"), upon the matters set forth below and described in the accompanying Proxy Statement and upon such other business as may properly come before the Annual Meeting. The undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement. Any and all proxies heretofore given by the undersigned are hereby revoked.

         This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each of the Proposals. If any other business properly comes before the Annual Meeting, the proxies will have discretionary authority to vote this proxy with respect thereto in accordance with their judgment.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF PROPOSALS 1 AND
2.

PROPOSAL 1.    ELECTION OF DIRECTORS:

         Nominees: James W. Stevens, Frederick B. Whittemore and Robin A. Clark

         For        Withhold       For All
         All          All          Except
         [  ]         [  ]           [  ]     __________________________________

         (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For All Except" box and write that nominee's name in the space provided.)

           (Continued and to be signed and dated on the reverse side.)

(Continued from the other side)

PROPOSAL 2.    RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS
               THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING
               DECEMBER 31, 2003:

         For        Against       Abstain
         [  ]         [  ]          [  ]

I PLAN TO ATTEND THE ANNUAL MEETING  [  ]

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  [  ]

                                       If no boxes are marked, this proxy will
                                       be voted in the manner described on the
                                       reverse side

                                       Dated: ____________________________, 2003

                                       Signature: ______________________________

                                       _________________________________________

                                       NOTE: Please sign exactly as your name
                                             appears hereon. Joint owners should
                                             each sign. When signing as
                                             attorney, executor, administrator,
                                             trustee or guardian, please give
                                             your full title as such.


                                       PLEASE MARK, SIGN, DATE AND RETURN THIS
                                       PROXY CARD PROMPTLY USING THE ENCLOSED
                                       ENVELOPE.